EXHIBIT 10.22

WORKING CAPITAL FACILITY AGREEMENT

THIS WORKING CAPITAL FACILITY AGREEMENT (this “Agreement”), dated February 21, 2023, is made by and between TPCO US Holding LLC, a Delaware limited liability company (the “Lender”), and Gold Flora, LLC, a California limited liability company (the “Borrower”).

WHEREAS, the Borrower is a party to a Business Combination Agreement dated February 21, 2023 (the “Business Combination Agreement”), by and among Gold Flora Corporation, TPCO Holding Corp., a corporation existing under the Laws and Province of British Columbia (“TPCO”), Gold Flora LLC, Stately Capital Corporation and Golden Grizzly Bear LLC, under which Business Combination Agreement the parties seek to combine their respective businesses.

WHEREAS, Lender is a direct, wholly-owned subsidiary of TPCO, and this Agreement is a condition to the Borrower’s entry into the Business Combination Agreement.

In consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Loan. The Lender has agreed to make a loan (the “Loan”) to the borrower in a principal amount of up to $5,000,000 (the “Loan Amount”). Subject to the terms and conditions of this Agreement, and provided that no Event of Default (as defined below) has occurred, the Borrower may request one or more advances (collectively, the “Advances,” and each an “Advance”) to be made by the Lender in an aggregate amount not to exceed the Loan Amount. The Lender hereby agrees to lend such amounts to the Borrower, with each Advance to be evidenced by a secured promissory note in substantially the form of Exhibit A hereto (each, a “Note” and collectively the “Notes”). The parties have agreed to a first Advance of $2,500,001 (the “Initial Advance”) to be funded on the date hereof, and a Note in the same amount has been executed and delivered by the Borrower. After the date hereof and until the Maturity Date, the Borrower may request additional Advances up to the Loan Amount; provided that the Lender shall not be required to advance amounts exceeding $833,333 (other than the Initial Advance) during any 30-day period. For all Advances made after the date hereof, the Borrower agrees to execute a Note within two (2) business days of each such request (delivery of an original counterpart of which the Lender may request in its sole discretion), and the Lender agrees to deliver the money to the account of the Borrower specified on Exhibit B no later than two (2) business days following the Borrower’s delivery of an electronic counterpart of the applicable Note (which shall be held in escrow pending the funding of the Advance). The Loan is a multi-draw term loan, not a revolving credit facility, and the Borrower shall have no right to re-borrow any amounts repaid hereunder. The maturity date (the “Maturity Date”) for the Loan shall be ninety (90) days from date of termination of the Business Combination Agreement.

2. Use of Proceeds. The proceeds of the Advances shall be used for (i) working capital purposes and ordinary course expenses, in each case subject to compliance with Section 4.2 of the Business Combination Agreement, and (ii) any other purpose approved in advance by the Lender in writing.

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3. Loan Payments and Interest.

(a) Repayment. The Borrower shall repay all outstanding principal and interest on the Advances on the Maturity Date.

(b) Interest. The outstanding principal amount of the Advances shall bear interest at the annual rate of ten percent (10%) (the “Interest Rate”). Such interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed. Interest on all Advances shall be paid in arrears on the earlier of the Maturity Date or the date of any prepayment of any Advance. Upon the occurrence and during the continuance of an Event of Default, interest hereunder shall accrue on the outstanding principal amount of the Advances at an annual rate equal to the Interest Rate plus thirty (30%), compounded monthly. Any interest accruing after the occurrence and during the continuance of an Event of Default shall be payable in cash on demand of the Lender.

(c) Prepayments. The Borrower may prepay any or all Advances at any time without penalty.

(d) Payment Requirements. All Advances are denominated in U.S. dollars. All payments made in respect of the Advances or otherwise hereunder shall be made in immediately available U.S. dollars no later than noon (Pacific time) on the date such payments are to be made (or the next business day, if banks in New York City are required or authorized to close on such date), to the account of the Lender specified on Exhibit B.

4. Trigger Fee. Upon the occurrence of any Trigger Event, the Borrower shall pay to the Lender, as part of the Secured Obligations owed hereunder, the Trigger Fee. Any Trigger Fee payable in accordance with this Section 4 shall be presumed to be equal to the liquidated damages sustained by the Lender as the result of the occurrence of the Trigger Event, and the Borrower agrees that it is reasonable under the circumstances currently existing. “Trigger Event” means the Borrower fails to repay the Secured Obligations on the earlier of the Maturity Date or the date the Lender declares the Secured Obligations due and payable pursuant to Section 10(a). “Trigger Fee” means an amount equal to $1,000,000.

 5. Other Loan Parties. Borrower shall provide, or will cause to be provided, to the Lender, with respect to each of Gold Flora Partners Costa Mesa, LLC, a California limited liability company (“GFPCM”), and Gold Flora Partners Corona, LLC, a California limited liability company (“GFPC”; together with GFPCM, each a “Guarantor” and collectively the “Guarantors”; together with the Borrower, each a “Loan Party” and collectively the “Loan Parties”), a guaranty and a security agreement (collectively, and together with this Agreement and any other documents executed and delivered from time to time in connection herewith or therewith, but excluding the Business Combination Agreement and related documents, collectively the “Loan Documents”), each in form and substance acceptable to Lender.

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6. Grant of Security Interest. As security for all obligations of every nature of the Borrower, including obligations from time to time owed to the Lender or any other person required to be indemnified, under this Agreement or any other Loan Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to the Borrower, would have accrued on any obligation, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy proceeding), fees, expenses or indemnification (collectively and including the Trigger Fee, the “Secured Obligations”), the Borrower hereby pledges and grants to the Lender a continuing, first priority security interest (each a “Security Interest,” and collectively, the “Security Interests”) in and to all of its equity interests in each Guarantor, whether now owned or existing or hereafter created, acquired or arising, and wherever located (collectively, the “Collateral”). The Borrower hereby (i) authorizes the Lender to file all Uniform Commercial Code financing statements and other documents or instruments, in such offices as the Lender shall reasonably determine, in each case describing the Collateral, (ii) agrees to promptly transfer possession of any certificates representing the equity interests in each Guarantor to the Lender, together with any stock power or other perfection documentation reasonably requested by Lender, and (iii) agrees to take all other action the Lender may reasonably request, in each such case, to perfect and maintain the first priority of the Security Interests in the Collateral, and to provide notice of the Lender’s Security Interests in the Collateral. The Collateral shall remain subject to the Security Interests until the payment in full of all Secured Obligations under this Agreement. From and after the termination of the Security Interests, the Lender, if requested by the Borrower, shall, solely at the Borrower’s expense, execute and deliver to the Borrower such documents and instruments acknowledging the termination of the Security Interests as the Borrower may reasonably request.

7. Representations and Warranties. The Borrower hereby represents and warrants to the Lender that (a) the execution, issuance and delivery of this Agreement, any Notes and any other Loan Documents to which the Borrower is or will become a party has been duly authorized and approved by the Borrower, including by all necessary action of the Borrower’s manager and, if required, the majority member, (b) all consents required for the execution, issuance and delivery of this Agreement, any Notes and any other Loan Documents to which the Borrower is or will become a party (including, without limitation, for the granting of the Security Interest) have been obtained, (c) the execution and delivery of this Agreement, any Notes and any other Loan Documents to which the Borrower is or will become a party will not conflict with or result in a breach of the terms or provisions of any contract or of any order of any court or governmental body binding on or affecting the Borrower, (d) the Borrower is the sole legal, record and beneficial owner of the Collateral, and has the power to transfer and pledge each item of Collateral, free and clear of all liens, (e) each Security Interest constitutes a valid and perfected security interest in the Collateral, and all actions necessary to perfect and protect such security interest, have been taken, (f) the Security Interests are prior to all liens on the Collateral, and no effective financing statement or similar document covering any part of the Collateral is on file in any recording office, except as may have been filed in favor of the Lender, and (g) no action, suit or proceeding is pending or, to the knowledge of the Borrower, threatened against or affecting Borrower except actions, suits and proceedings which, if adversely determined, would not materially impair the ability of the Borrower to perform its obligations under this Agreement and the other Loan Documents to which it is a party. In addition, the Borrower owns, or is licensed to use, or otherwise has a right to use, all intellectual property necessary to conduct its business as currently conducted. The Collateral is not evidenced by original stock or unit certificates or other securities.

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8. Covenants of the Borrower. The Borrower hereby covenants and agrees that, for so long as any Secured Obligation is outstanding, (a) the Borrower shall not sell, assign, transfer, exchange, pledge, or otherwise dispose of, or grant any option with respect to, any portion of the Collateral, or enter into any agreement that would result in any such sale, assignment, transfer, exchange, pledge, disposition or grant other than in the ordinary course of business consistent with past practice, (b) the Borrower shall pay promptly when due all property and other taxes, assessments, and governmental charges or levies imposed upon any of the Collateral, (c) the Borrower shall defend the Security Interests against the claims and demands of anyone other than the Lender, (d) the Borrower may not, and shall cause each Guarantor not to, issue or create any original stock or unit certificate with respect to the Collateral, and (e) the Borrower shall at all times preserve and keep in full force and effect its corporate existence and its good standing in all states in which it is formed or required to qualified to do business.

9. Events of Default. It shall constitute an “Event of Default” if any one or more of the following shall occur:

(a) the Borrower shall have failed to pay any amount due under this Agreement or any Note within five days following such due date;

(b) any Loan Party shall have otherwise failed to comply, in any material respect, with its obligations under this Agreement or any Note or any Loan Document within thirty (30) days after the date of such failure to comply;

(c) the impairment, discharge or dispute by a Loan Party of any Secured Obligation or Loan Document;

(d) the institution of proceedings for any Loan Party to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it, or the filing by it under the federal bankruptcy laws, or any other applicable federal or state law, or the consent by it to the filing, of any petition seeking bankruptcy or insolvency relief;

(e) the appointment of any custodian, receiver, trustee or assignee for the benefit of creditors to take possession, custody or control of any Collateral or any other collateral under any Loan Document; or

(f) any uncured breach by the Borrower (or an affiliate thereof) of any terms, provision or condition set forth in the Business Combination Agreement which continues for 14 days from the date of such breach.

Upon acquiring any knowledge of the occurrence of an Event of Default, the Borrower shall promptly notify the Lender of such Event of Default.

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10. Remedies. For so long as an Event of Default has occurred and is continuing, the Lender may declare, by written notice to the Borrower, the Loan to be in default and after such declaration:

(a) all outstanding principal on the Loans, all accrued and unpaid interest in respect of the Advances and any other Secured Obligations may be declared in writing by Lender to be (to the extent not already due and payable) due and payable in full;

(b) upon Lender’s written request, the Borrower shall, and it shall cause each Loan Party to, enter into a management service agreement in a form to be negotiated in good faith by the parties within thirty (30) days following the date hereof (but such agreement will only be effective following issuance of the License to a Guarantor);

(c) the Lender shall be entitled to exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument relating to the Secured Obligations, all rights and remedies of a secured party under the Uniform Commercial Code of the State of New York or any other applicable law; and

(d) all cash amounts paid upon or in respect of, or distributed with respect to, any Collateral or any other collateral under any Loan Document, shall be paid to the Lender and applied against the Secured Obligations.

These remedies are cumulative and are not exclusive of any remedies provided by applicable law. If the Lender forecloses on the Collateral and the value of the Collateral is insufficient to pay all of the Secured Obligations in full, the Borrower shall remain liable for any deficiency.

11. Maximum Lawful Rate. Anything herein to the contrary notwithstanding, the obligations of the Borrower hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the Lender would be contrary to the provisions of any law applicable to the Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by the Lender, and in such event the Borrower shall pay the Lender interest at the highest rate permitted by applicable law (“Maximum Lawful Rate”).

12. Application of Loan Payments and Collateral. If the Lender receives and then decides to sell the Collateral, the proceeds from the sale of such Collateral shall be applied in the following order: (a) to the payment of the costs and expenses of enforcement and collection incurred by the Lender, including, without limitation, attorneys’ fees; (b) to the payment of the unpaid Secured Obligations, including without limitation, principal and interest due on the Advances, until the full amount of Secured Obligations due under this Agreement, any Notes and any other Loan Documents, has been paid; and then (c) to the payment to the Borrower of any surplus then remaining from such proceeds. The Borrower expressly acknowledges and agrees that all Advances are recourse obligations of the Borrower, and that the Lender shall not be limited to seeking remedy against the Collateral upon the occurrence of an Event of Default.

13. Set off. The Borrower agrees that, in the event a Gold Flora Termination Fee (as defined in the Business Combination Agreement) is owed to Gold Flora pursuant to the Business Combination Agreement, the Lender shall be entitled, at its option, to offset the amount of the Gold Flora Termination Fee against the amount of any outstanding Secured Obligations payable by the Borrower to the Lender. Any offset shall be first applied to any accrued and unpaid interest, then to the outstanding principal balance.

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 14. Compliance with Applicable Law. The parties acknowledge that each Guarantor holds or will hold cannabis licenses issued by the California Department of Cannabis Control or other applicable governmental authority (“Licenses”). Notwithstanding anything in this Agreement to the contrary, the Lender agrees that it will take no action that would reasonably be expected to result in a violation of any federal, state, or local law or regulation governing or related to cannabis or the business to which any Borrower or other Loan Party is or may be subject, including without limitation the laws of the laws of the State of California, and any applicable cannabis regulations from the Cal. Code of Regulations (“CCR”) Title 16, Div. 42, Sec. 5000 et. al.; CCR Title 3, Div. 8, Sec. 8000 et. al.; CCR Title 17, Div. 1, Ch. 13, Sub. Ch. 1, Sec. 40100 et. al.; the Cal. Bus. And Prof. Code Sections 26013 et. al. (and any subsequent amendments thereto) (“Applicable Law”) or other governmental authority with respect to any such Licenses. Prior to the Lender receiving the Collateral pursuant to the terms of this Agreement, the Borrower agrees, and agrees to cause each Loan Party, to cooperate to ensure that the transfer of ownership of each Guarantor (and transfer of ultimate control of such Licenses) complies with Applicable Laws. For the avoidance of doubt, Applicable Law shall not include the federal prohibition under the U.S. Controlled Substances Act of the cultivation, processing, sale or possession of cannabis or parts of cannabis, including the sale or possession of cannabis paraphernalia, advertising the sale of cannabis, products containing cannabis or cannabis paraphernalia, or controlling or managing real estate on which cannabis is trafficked, so long as those activities are in compliance with applicable state law. Notwithstanding the foregoing, upon the occurrence of an Event of Default, the Borrower agrees that it shall, and it shall cause its affiliates to, enter into a management service agreement in a form to be negotiated in good faith by the parties within thirty (30) days following the date hereof and which agreement shall provide for the services and statements of work substantially as set out on Exhibit C. The parties acknowledge and agree that upon the occurrence of an Event of Default such management service agreement shall be effective immediately, or if a License has yet to be issued, following the issuances of such Licenses. Upon promulgation of any new Applicable Laws or amendments to Applicable Laws which pose or may pose a significant regulatory or other legal risk to either party, or if it is determined by an authority that has jurisdiction over the parties that a term or provision contained herein is noncompliant with an existing Applicable Law, the parties will negotiate in good faith and will amend this Agreement to the least extent possible while still satisfying Applicable Law.

15. Obligations Absolute. Notwithstanding any provision of this Agreement to the contrary, the obligations of the Borrower hereunder and the Security Interests and the rights of the Lender hereunder shall be absolute, unconditional and irrevocable, and all of the obligations of the Borrower hereunder shall be performed strictly in accordance with the terms hereof, under all circumstances whatsoever. The Borrower hereby waives, to the fullest extent permitted by applicable law, notice (including notice of protest, notice of dishonor, notice of intent to accelerate and notice of acceleration, but except as otherwise expressly set forth herein) demand, presentment for payment, protest, diligence in collection and bringing suit, and the filing of suit for the purpose of fixing liability, in respect of the Advances.

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16. Power of Attorney. The Borrower does hereby irrevocably constitute and appoint the Lender, with full power of substitution, the true and lawful attorney-in-fact and agent of the Borrower, to execute, acknowledge, verify, swear to, deliver, record and file, in its or its assignee’s name, place and stead, all instruments, documents and certificates and to take all other actions, in each case, which the Lender determines to be necessary or appropriate in its reasonable discretion to carry out the intent of this Agreement. This power of attorney shall be deemed to be coupled with an interest, shall be irrevocable, shall survive and not be affected by the dissolution, bankruptcy or legal disability of any party hereto and shall extend to such Lender’s successors and permitted assigns.

17. Costs; Expenses. The Borrower shall reimburse the Lender for all of its out-of-pocket expenses incurred by Lender in enforcing Borrowers obligation(s), promptly upon the Lender’s presentation of receipts or other reasonable documentation for such expenses.

18. Counterparts. This Agreement may be executed by facsimile and in one or more counterparts, all of which shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

19. Amendments. All amendments to this Agreement require the prior written consent of the Borrower and the Lender.

20. Governing Law and Jurisdiction. The validity and interpretation of this Agreement and all disputes arising under or in connection with this Agreement will be governed by the laws of the State of New York without regard to any conflicts of law provisions. Nothing in this Section 20 is intended to subject this Agreement to any franchise or similar law, rule or regulation of the State or any jurisdiction to which it otherwise would not be subject. All actions or proceedings arising out of or relating to or in connection with this Agreement shall be brought exclusively in the state courts located in the County of New York, New York, and each of the parties agrees that such courts shall have exclusive jurisdiction and venue for any such actions. Process in any such action or proceeding may be served on any party in any jurisdiction in the world, in the same manner as notices hereunder as provided by Section 23 hereof. Any judgment may be entered in any court that has competent jurisdiction wherever located. The prevailing party in any final judgment, or the non-dismissing party in the event of a voluntary dismissal by the party instituting the action or proceeding, shall be entitled to be awarded its reasonable attorneys’ fees and costs paid or incurred in connection with such action or proceeding.

21. Severability. If any provision of this Agreement or the application thereof to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to such party or circumstance, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by applicable law.

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22. Waivers. No waiver by the Lender of any Event of Default or any other default with respect to any provision, condition or requirement of this Agreement or any Note shall be deemed to be a waiver of any other Event of Default or default of any provision, condition or requirement hereof or thereof. No delay or omission of the Lender to exercise any right or power under this Agreement or any Note shall in any manner exhaust or impair the exercise of any such right or power accruing to it thereafter.

23. Notices. Any communication required or permitted to be given hereunder shall be in writing and shall be deemed effectively given when (a) delivered personally or by nationally recognized overnight courier, or (b) sent by confirmed electronic mail, in each case to the applicable person and address set forth on Exhibit B.

24. Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns; provided that neither the Borrower nor the Lender shall be permitted to assign any of its rights or obligations hereunder or under any Note without the other’s prior written consent, except that the Lender may assign all or any part of its rights hereunder and under any Note to receive payments from the Borrower at any time, in each case, without the need for any consent from the Borrower but with notice to the Borrower no later than promptly after such assignment.

25. Entire Agreement. This Agreement and any Notes and other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede any prior agreement or understanding among them with respect to such subject matter; provided that, in the event of any conflict between the provisions of this Agreement and the provisions of any Note, the provisions of this Agreement shall prevail.

26. Further Assurances. The Borrower shall execute and deliver such additional documents and instruments, and perform such additional acts, in each case, as may be reasonably requested by the Lender to effectuate, carry out and perform the provisions and intent of this Agreement.

27. Indemnification. The Borrower shall indemnify Lender and Lender’s affiliates (each such person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any person other than such Indemnitee and its affiliates, arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Advance or the use or proposed use of the proceeds therefrom or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by Borrower; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its affiliates or (y) result from a claim brought by Borrower against an Indemnitee or any of its affiliates for breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

28. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

29. THE CULTIVATION, PRODUCTION AND DISTRIBUTION OF CANNABIS IS ILLEGAL UNDER FEDERAL LAW. NO PARTY WILL ARGUE THAT THIS AGREEMENT IS INVALID FOR PUBLIC POLICY REASONS AND/OR BASED ON ITS VIOLATION OF FEDERAL CANNABIS LAWS. EACH PARTY EXPRESSLY WAIVES THE RIGHT TO PRESENT ANY DEFENSE RELATED TO THE FEDERAL ILLEGALITY OF CANNABIS AND AGREES THAT SUCH DEFENSE SHALL NOT BE ASSERTED, AND WILL NOT APPLY, IN ANY DISPUTE OR CLAIM ARISING OUT OF THIS AGREEMENT.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BORROWER

GOLD FLORA, LLC

By:	(signed) “Laurie Holcomb”
Name: Laurie Holcomb
Title: Managing Member

LENDER

TPCO US HOLDING LLC

By:	(signed) “Troy Datcher”
Name: Troy Datcher
Title: Authroized Signatory

Working Capital Facility Agreement

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Exhibit A

Form of Promissory Note

[See attached.]

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PROMISSORY NOTE

$[__________]	Costa Mesa, CA
[__________]. 20[__]

FOR VALUE RECEIVED, the undersigned, Gold Flora, LLC, a California limited liability company (the “Borrower”), hereby unconditionally promises to pay to TPCO US Holding, LLC, a Delaware limited liability company (the “Lender”), the aggregate principal amount of $[____________], plus all fees and interest thereon as provided in that certain Working Capital Facilty Agreement, dated as of [  ], 2023 (as may be amended, modified, supplemented or restated from time to time, the “Loan Agreement”), by and between the Borrower and the Lender, together with all other amounts due pursuant to the terms of the Loan Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

This promissory note (this “Note”) is made pursuant to Section 1 of the Loan Agreement, evidences a Loan under the Loan Agreement, and shall be subject to the provisions of the Loan Agreement including the Security Interest granted thereunder by the Borrower in favor of the Lender.

This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to conflicts of laws principles.

To the extent not paid (or otherwise due and payable) by the Maturity Date, all outstanding principal, all accrued and unpaid interest owing under this Note and any other Secured Obligations shall become due and payable in full on the Maturity Date.

[Signature page follows.]

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IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized representative, as of the date and place first above written.

GOLD FLORA, LLC

By:
Name:
Title:

Promissory Note

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Exhibit B

Notice Addresses and Bank Account Information

[Redacted – Personal Information]

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Exhibit C

Services and Statement of Work for Management Services Agreement

The management services agreement shall provide that the Lender (or an affiiate thereof) (the “Manager”) shall manage and operate all aspects of the cannabis operations (the “Business”) of the Lender (the “Customer”) comprising part of the Collateral, including, but not limited to, the following services:

1.

Hiring and firing employees and engaging independent contractors. Setting the compensation for employees, including bonuses and performance incentives. Determining consideration payable to independent contractors.

2.	Establishing operating and capital decisions of Customer, including setting operating budgets.

3.	The Manager will provide or obtain the following administrative services (when and as needed for non-recurring services):

	a.	oversight of audits and investigations;

b.

insurance consulting, including the administrative aspects of the health and other benefits programs made available to employees (which may include, at obtaining health insurance coverage for employees);

	c.	risk management and education;

	d.	support for human resources and recruiting;

	e.	creation, updating, maintenance and storage of files and records relating to the operation of Customer (as applicable); and

	f.	ensuring customer satisfaction, customer process adherence, and other account management related services.

4.	The Manager will provide or obtain the following financial services:

	a.	general accounting services and maintenance of accounting books;

	b.	preparation of monthly and annual profit and loss statements, income statements and other financial statements;

	c.	handling and preparation of payroll and payroll tax-related statements and documents (including completion W-2 and 1099 forms);

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d.	preparation of tax returns and other tax forms, including but not limited to, the completion of K-1 forms.;

e.	processing of expense accounts for employees (including IRS compliance and related services);

f.	handling and monitoring cash management, bank reconciliation and banking relations;

g.	management of the lockbox and deposit functions;

h.	budget preparation and services, subject to the consultation with and ultimate approval of Customer; and

i.	administration of any employee bonus plans.

5.	The Manager will provide or obtain for Customer the following information management services:

	a.	management, maintenance and administration of hardware/software programs, databases and interfaces;

	b.	communications resources and internet client connections;

	c.	management of information technology service connections;

	d.	security and connectivity maintenance;

	e.	management of outside hardware and software vendor maintenance;

	f.	planning and evaluation of new technology;

	g.	assistance in design, management and/or integration of web sites;

	h.	access to document copying and scanning interfaces; and

	i.	emergency power and database back-up.

6.	The Manager will provide inventory management services to Customer, including but not limited to, purchasing product inventory, managing transportation and logistics, and selling product to customers.

7.

The Manager will negotiate all agreements between and third parties for the provision of administrative support and vendor services that may be necessary or appropriate for the proper and efficient operation of the Busines at the applicable facility.

8.	The Manager shall plan, execute, and supervise repairs and maintenance at the applicable facility.

9.	The Manager shall address and handle communications with local and state licensing authorities, to the extent that direct communication from the licensee is not required.

10.

The Manager will assist with purchasing, advertising, and marketing services for programs, including but not limited to undertaking publicity and promotion, arranging for and supervising public relationship and advertising, and preparing marketing plans.

11.	The Manager will assist with any other services related to the operation of the Business.

As consideration for the performance of the services described above, the Manager shall receive all revenue generated from the Business, which shall be paid directly into a bank account controlled by Manager.

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